EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-203609) of our report dated April 15, 2021, with respect to the consolidated financial statements of Pressure BioSciences, Inc., which is included in this Annual Report on Form 10-K for the year ended December 31, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Malone Bailey LLP
www.malonebailey.com
Houston, Texas
April 15, 2021